Exhibit 10.3

DISBURSEMENT REQUEST AND AUTHORIZATION

This Disbursement Request and Authorization is hereby delivered to RABOBANK, N.A. (hereinafter referred to as “Lender”) by the undersigned (hereinafter referred to as “Borrower”), in reference to the following:

1.           Lender and Borrower have entered into that certain Credit Agreement dated concurrently herewith (the “Loan Agreement”), whereby Lender has agreed to make a loan to Borrower in the amount of $20,000,000.00 (the “Loan”), on the terms and for the purposes set forth in the Loan Agreement, which is hereby incorporated herein by this reference.

2.           The Loan is evidenced by a promissory note (the “Note”) ( together with the Loan Agreement, the “Loan Documents”), executed by the Borrower in favor of Lender.

3.           Borrower understands that none of the proceeds of the Loan will be distributed until all of the Lender’s conditions for making the Loan have been satisfied.

In consideration of the foregoing, Borrower hereby requests and authorizes Lender to disburse proceeds of the Loan in the following manner:

Undisbursed Proceeds	$20,000,000.00
Total:	$20,000,000.00
Note Principal	$20,000,000.00

Charges Paid in Cash
Loan Processing Fee	$500.00
Legal Fees	$6,000.00
Total Charges Paid in Cash:	$6,500.00

By signing this authorization, Borrower represents and warrants to Lender that the information provided above is true and correct and that there has been no material adverse change in Borrower’s financial condition as disclosed in Borrower’s most recent financial statement to Lender. This Authorization is dated as of July 8, 2011.

“BORROWER”	QAD INC.,
a Delaware corporation

	By:	/s/ DANIEL LENDER
	Name:	Daniel Lender
	Title:	Executive Vice President, Chief Financial Officer and Secretary

	By:	/s/ JOHN NEALE
	Name:	John Neale
	Title:	Senior Vice President and Treasurer